UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following communication relating to the proposed acquisition of CA, Inc. (“CA”) by Broadcom Inc. (“Broadcom”), a Delaware corporation, and Collie Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Broadcom (“Merger Sub”), pursuant to the terms of an Agreement and Plan of Merger, dated July 11, 2018, by and among CA, Broadcom and Merger Sub:

Letter to CA Employees from Broadcom CEO, first used or made available on August 7, 2018

To All CA Employees:

Over the last few weeks, I have been on the road with Mike visiting a number of CA sites around the world, first in the Czech Republic at the Prague site and then in Massachusetts at the Burlington site. We then visited two offices in the same day, Plano and Santa Clara. We will also be going to India where we’ll spend time in Hyderabad.

During these visits, Mike and I have been hosting hour-long town hall sessions during which we’ve discussed who Broadcom is as a company and why we are excited about our future with CA. As I recognize that not everyone is able to attend these sessions, I thought I’d take this opportunity to write to you with an update.

We like to say that “at Broadcom, we’re connecting everything.” This is because every day, millions of devices around the world are enhanced with innovative solutions from Broadcom. In fact, we believe 99.9% of all internet traffic crosses at least one Broadcom chip. Our commitment to innovation and R&D is integral to who we are as a company.

Built on 50 years of innovation and engineering excellence, our company has deep roots tracing back to the early days of the microelectronics industry and a strong heritage of acquiring and investing in world-class technology. Importantly – and as I’ve discussed at length with Mike – we have a proven track record of successfully integrating the companies that we acquire. We invest in these companies so they can grow and develop, and in doing so, we’ve consistently driven growth across our business and delivered tremendous value to our shareholders.

We also discussed the why – as Broadcom seeks to build a leading infrastructure technology platform, software is a natural complement to our leadership in semiconductors. We see a lot of value in CA’s mainframe and enterprise software franchises. We believe that adding these franchises into our portfolio of mission critical technology businesses will create significant value.

Finally, we spent time discussing Broadcom’s longer-term plans for CA, including around technology and people. While there’s a lot of work to do between now and closing, especially as it relates to integration planning, here are a few of the questions that were top-of-mind for those in the room:

What does this mean for CA employees? Will you grow the combined employee base? Will I have a role in the combined company?

First, you should know that Broadcom intends to preserve the value that CA brings as much as possible, and that includes the talented team at CA. As it relates to jobs and roles, although it’s early at this stage to discuss specifics, Broadcom shares CA’s vision of helping great talent thrive. As we move forward together, we expect that there will be growth opportunities for CA employees within the larger combined company.

What is Broadcom’s approach to compensation and benefits?

Attractive compensation is one of our core values at Broadcom. We will share more information about our specific benefits programs as the integration process progresses, but you should know that roughly 90% of Broadcom employees receive equity as part of their total compensation. So when our shareholders do well, so do our employees.

What does this mean for CA’s salesforce model?

We intend to preserve CA’s enterprise salesforce model, customer support and product delivery for the foreseeable future. Decisions around customer selling opportunities following the closing will be made during the integration planning period and discussed at or promptly after the closing.

What happens to CA’s facilities?

It is too soon to get into integration specifics, but I look forward to sitting down with the integration planning team at CA to determine what makes the most sense for the combined company following the closing.

How will you help engineers get on board and hit the ground running?

When we buy companies, our goal is to learn from those organizations and how they do things best. Simply put, no one knows your franchise better than you. This philosophy is one of the reasons our acquisitions have been so successful.

I plan to meet with many more of you in-person following the closing of the transaction. Between now and that time, we’ll be working on the integration planning and on ensuring a seamless transition following the closing. As we have additional updates to share, we will do so.

We hope you are as excited about our future together as we are.

Regards,

Hock Tan

President and CEO of Broadcom

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving CA, Inc. (“CA”) and Broadcom Inc. (“Broadcom”). In connection with the proposed transaction, CA intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, CA will mail the definitive proxy statement and a proxy card to each stockholder of CA entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that CA may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF CA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT CA WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CA AND THE PROPOSED TRANSACTION. The definitive proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by CA with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at CA’s website (http://www.ca.com) or by contacting CA’s Investor Relations at traci.tsuchiguchi@ca.com.

Participants in the Solicitation

CA and its directors and executive officers may be deemed to be participants in the solicitation of proxies from CA’s stockholders with respect to the proposed transaction. Information about CA’s directors and executive officers and their ownership of CA’s common stock is set forth in CA’s proxy statement on Schedule 14A filed with the SEC on June 29, 2018, and CA’s Annual Report on Form 10-K for the fiscal year ended March 31, 2018, which was filed with the SEC on May 9, 2018. Additional information regarding the potential participants, and their direct or indirect interests in the proposed transaction, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.

Notice Regarding Forward-Looking Statements

This communication, and any documents to which CA refers you in this communication, contains not only historical information, but also forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent CA’s current expectations or beliefs concerning future events, including but not limited to the expected completion and timing of the proposed transaction, expected benefits and costs of the proposed transaction, management plans relating to the proposed transaction, strategies and objectives of CA for future operations and other information relating to the proposed transaction. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “forecasts,” “should,” “estimates,” “contemplate,” “future,” “goal,” “potential,” “predict,” “project,” “projection,” “target,” “seek,” “may,” “will,” “could,” “should,” “would,” “assuming,” and similar expressions are intended to identify forward-looking statements. You should read any such forward-looking statements carefully, as they involve a number of risks, uncertainties and assumptions that may cause actual results to differ significantly from those projected or contemplated in any such forward-looking statement. Those risks, uncertainties and assumptions include, (i) the risk that the proposed transaction may not be completed in a timely manner or at all, which may adversely affect CA’s business and the price of the common stock of CA, (ii) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including the adoption of the merger agreement by the stockholders of CA and the receipt of certain regulatory approvals, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (iv) the effect of the announcement or pendency of the proposed transaction on CA’s business relationships, operating results and business generally, (v) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction, (vi) risks related to diverting management’s attention from CA’s ongoing business operations, (vii) the outcome of any legal proceedings that may be instituted against us related to the merger agreement or the proposed transaction, (viii) unexpected costs, charges or expenses resulting from the proposed transaction, and (ix) other risks described in CA’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Forward-looking statements speak only as of the date of this communication or the date of any document incorporated by reference in this document. Except as required by applicable law or regulation, CA does not assume any obligation to update any such forward-looking statements whether as the result of new developments or otherwise.